Exhibit 99.1

Investor Relations and Media Inquiries

Andy Murphy

SparkSource, Inc.

1-781-274-6061

amurphy@sparksource.com

DATASTREAM PROVIDES NASDAQ LISTING UPDATE

Delayed Form 10-Q for March 2005 results in expected noncompliance notice

Datastream receives extension from Nasdaq through July 29, 2005

GREENVILLE, S.C. – May 20, 2005 – Datastream Systems, Inc. (Nasdaq: DSTME) announced today that on May 18, 2005 it received a notification of noncompliance from the Listing Qualifications Department at The Nasdaq Stock Market, Inc. (“Nasdaq”). The Company expected to receive the notification because of the delay in filing its Form 10-Q for the quarter ended March 31, 2005 with the Securities and Exchange Commission (the “Commission”). The notification states that the Company is in noncompliance with Marketplace Rule 4310(c)(14) and its securities are, therefore, subject to delisting from The Nasdaq National Market. Marketplace Rule 4310(c)(14) requires that a listed company file with Nasdaq all reports and other documents filed or required to be filed with the Commission.

Datastream also received a notification from the Nasdaq Listing Qualifications Panel (the “Panel”) on May 18, 2005 informing the Company that the Panel has granted the Company’s request to extend the filing deadline for its Form 10-K for the fiscal year ended December 31, 2004 and Form 10-Q for the quarter ended March 31, 2005 to July 29, 2005. In addition, the Panel extended the filing deadline for the Company’s Form 10-Q for the quarter ended June 30, 2005 to August 26, 2005.

The Company has completed the previously announced Audit Committee investigation, review of revenue recognition from all international resellers and restatement of its financial statements. Datastream is now in the process of making up for the resulting delay of its 2004 Form 10-K and management’s evaluation of internal control over financial reporting and related auditor attestation, as well as its first quarter 2005 Form 10-Q.

About Datastream Systems, Inc.

Datastream Systems, Inc. (Nasdaq: DSTME - News) provides Asset Performance Management software and services to enterprises worldwide, including more than 65 percent of the Fortune 500. Datastream’s solutions combine world-class asset management functionality with advanced analytics to deliver a powerful platform for optimizing enterprise asset performance.

By using Datastream’s solutions, customers can maintain and manage capital assets — such as manufacturing equipment, vehicle fleets and buildings — and create analyses and forecasts so they can take action to improve future performance. Datastream’s flagship product, Datastream 7i™, delivers a complete Asset Performance Management infrastructure by combining an Internet architecture with broad enterprise asset management functionality, integrated procurement, advanced analytics and multi-site capability.

DATASTREAM RECEIVES NONCOMPLIANCE NOTIFICATION FROM NASDAQ

Datastream was founded in 1986 and has customers in more than 140 countries. For more information, visit http://www.datastream.net.

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This press release contains forward-looking statements that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially include, but are not limited to: the Nasdaq Listing and Hearing Review Council (the “Council”) has elected to review the Panel’s March 24, 2005 decision to grant the Company an additional filing extension, and the Council could reverse the Panel’s decision; even though extensions have been granted by the Panel for filing the Company’s Form 10-K for the year ended December 31, 2004 and Forms 10-Q for the quarters ended March 31 and June 30, 2005, the Company may not be able to file such documents before the extended deadlines; the Company may not be able to comply with the other conditions for continued listing issued by the Nasdaq Hearings Panel; if the Council reverses the Panel’s March 24, 2005 decision or if the Company cannot comply with the conditions for continued listing, the Company’s common stock may be delisted from the Nasdaq Stock Market, which could adversely affect the liquidity of the trading market for its common stock, and, therefore, could adversely affect the trading price of the Company’s common stock; with respect to the Company’s review of its internal controls, the Company expects that it will have material weaknesses at December 31, 2004 related to the control deficiencies identified during the restatement period and the Company cannot be certain that it or its independent registered public accounting firm will be able to assess the Company’s other internal controls were otherwise working effectively at December 31, 2004; increasing competition in the markets in which the Company competes; the stability of the Company’s strategic relationships with third party suppliers and technologies; the ability of the Company to: sell larger and more complex software solutions, successfully transition to the development of further Internet- based products, successfully manage its international operations, enhance its current products and develop new products and services that address technological and market developments; and other risk factors listed from time to time in Datastream’s SEC reports, including, but not limited to the “Risk Factors” contained in Datastream’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as amended, and in Datastream’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. Datastream does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Company’s expectations or any changes in events, conditions or circumstances on which any forward-looking statement is based.

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